UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

CHINA RESOURCES LTD.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	26-0422971
(State of incorporation or organization)	(IRS Employer Identification No.)

Shen Zhen China Jia Yue Trading Co., Ltd Room 921, Block A, Golden Central Tower, Jintian Road, Futian District, Shenzhen, P.R. China. 86- 755-23993668 (telephone) 86- 755-23993698 (facsimile	Not applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-145901

Securities to be registered pursuant to Section 12(g) of the Act:
Units, each consisting of one share of Common Stock and one Common Stock Purchase Warrant Common Stock, par value $0.0001 per share Common Stock Purchase Warrant

Item 1.	Description of Registrant's Securities to be Registered.

The description of the securities of China Resources Ltd., a Delaware corporation (the “Registrant”), registered hereby is incorporated herein by reference to the section captioned “Description of Our Securities” in the prospectus constituting a part of the Registrant's Registration Statement on Form S-1 (Registration No.333-1145901), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”). The Registration Statement was originally filed with the Commission on September 6, 2007 and amended on each of October 31, 2007, December 2, 2007, December 21, 2007, January 29, 2008 and February 12, 2008 and may hereafter be amended. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424 (a) or (b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

3.1.	Amended and Restated Certificate of Incorporation (1)
3.2	By-laws (2)
4.1	Specimen Unit Certificate (3)
4.2	Specimen Common Stock Certificate (3)
4.3	Specimen Warrant Certificate (1)
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant (1)
4.5	Form of Unit Purchase Option Agreement between the Registrant and Maxim Group LLC (3)
10.5	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant (4)
10.6	Form of Securities Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, the existing stockholders of the Registrant and the purchasers of the private warrants (1)
10.8	Form of Registration Rights Agreement among the Registrant, the existing stockholders of the Registrant and the purchasers of the private warrants (1)
___
(1) Incorporated by reference to the exhibit of the same number in the Registration Statement on Form S-1 (No. 333-145901), Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-145901), filed with the Commission on February 12, 2008.

(2)  Incorporated by reference to the exhibit of the same number as originally filed with the Commission on September 6, 2007.

(3) Incorporated by reference to the exhibit of the same number in the Registration Statement on Form S-1 (No. 333-145901), Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-145901), filed with the Commission on October 31, 2007.

(4) Incorporated by reference to the exhibit of the same number in the Registration Statement on Form S-1 (No. 333-145901), Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-145901), filed with the Commission on December 3, 2007.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA RESOURCES LTD.

February 12, 2008	/s/ Fuzu Zeng
Name: Fuzu Zeng
Title: President and Chief Executive Officer